EXHIBIT 5.1

666 Third Avenue New York, New York 10017 212-935-3000 212-983-3115 fax www.mintz.com

November 20, 2014

Immune Pharmaceuticals Inc.

Cambridge Innovation Center, 1 Broadway, 14th Floor

Cambridge, MA 02142

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Prospectus Supplement, dated November 20, 2014 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-198647 (the “Registration Statement”), to be filed by Immune Pharmaceuticals Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of an aggregate of 3,967,500 units in an underwritten offering (the “Offering”) at a purchase price of $2.50 per unit (each, a “Unit”). Each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) one warrant to purchase 0.25 of one share of Common Stock (each, a “Warrant,” and collectively, the “Warrants”), and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Warrants and the Common Stock, the “Securities”), including 517,500 units subject to an over-allotment option granted to National Securities Corporation, as representative of the underwriters (“National”), pursuant to an Underwriting Agreement, dated November 20, 2014, by and between the Company and National (the “Underwriting Agreement”). The Underwriting Agreement and the Form of Warrant have been filed as exhibits 1.1 and 4.1, respectively, to a Current Report on Form 8-K dated November 20, 2014, as filed with the Commission on the date hereof and incorporated by reference into the Registration Statement.

In connection with this opinion, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that: (i) the Common Stock, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable; (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold as contemplated by the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and (iii) the Warrant Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Warrants, will be validly issued, fully paid and non-assessable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | Washington | New York | Stamford | Los Angeles | San Francisco | San Diego | London

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

November 20, 2014

Our opinion is limited to the General Corporation Law of the State of Delaware and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.